UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 20, 2023

Date of Report (Date of earliest event reported)

Citizens & Northern Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-16084	23-2451943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

90-92 Main Street, Wellsboro, Pennsylvania		16901
(Address of principal executive offices)		(Zip Code)

(570) 724-3411

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	CZNC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CITIZENS & NORTHERN CORPORATION

FORM 8-K/A

EXPLANATORY NOTE: The Annual Meeting of Shareholders of Citizens & Northern Corporation (the “Corporation”) was held on April 20, 2023. On April 24, 2023, the Corporation filed a Form 8-K to report the results of shareholder voting at the Annual Meeting. This Form 8-K/A is being filed to report the action taken by the Corporation’s Board of Directors at the Board’s regular meeting on June 15, 2023, with regard to the frequency of shareholder advisory votes on executive compensation.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Corporation’s Annual Meeting of Shareholders was held on April 20, 2023. At the Annual Meeting, the results of the shareholders’ vote on the frequency of future shareholder advisory votes on compensation of Named Executive Officers as disclosed in the proxy statement was as follows:

Total Votes in Favor of 1 Year	6,390,245
Total Votes in Favor of 2 Years	216,285
Total Votes in Favor of 3 Years	633,815
Total Abstained	201,799
Broker Non-Votes	3,452,465

Consistent with the votes cast with respect to this proposal, on June 15, 2023, the Board of Directors determined to hold a shareholder advisory vote on the Corporation’s executive compensation every year until the next vote on the frequency of future shareholder advisory votes on the Corporation’s executive compensation, which is currently required to occur no later than the Corporation’s 2029 Annual Meeting of Shareholders.

Item 9.01Financial Statements and Exhibits.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

6
CITIZENS & NORTHERN CORPORATION

Dated: June 20, 2023	By:	/s/ Mark A. Hughes
Mark A. Hughes
Treasurer and Chief Financial Officer